As filed with the Securities and Exchange Commission on December 30, 2019

File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

Ingersoll-Rand U.S. HoldCo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-3067702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800-E Beaty Street Davidson, North Carolina	28036
(Address of principal executive offices)	(Zip Code)

(704) 655-4000
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information contained in (a) the proxy statement/prospectus-information statement (the “proxy statement/prospectus-information statement”) of Gardner Denver Holdings, Inc. (“Gardner Denver”) filed as Exhibit 99.1 hereto (the “Registration Statement”), (b) the Annual Report on Form 10-K of Gardner Denver for the fiscal year ended December 31, 2018 filed as Exhibit 99.2 hereto (the “Form 10-K”), (c) the Quarterly Report on Form 10-Q of Gardner Denver for the quarterly period ended September 30, 2019 filed as Exhibit 99.3 hereto (the “Form 10-Q”), and (d) the definitive proxy statement on Schedule 14A of Gardner Denver for its 2019 annual meeting of stockholders filed as Exhibit 99.4 hereto (the “Gardner Denver Proxy Statement”), which includes the information referenced in Part III of the Form 10-K filed as Exhibit 99.2 hereto. None of the information contained in the proxy statement/prospectus-information statement, the Form 10-K, the Form 10-Q or the Gardner Denver Proxy Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Summary—Information on Gardner Denver,” “Summary—Information on Ingersoll Rand,” “Information About Gardner Denver,” “Information About the Ingersoll Rand Industrial Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Ingersoll Rand Industrial Business” of the proxy statement/prospectus-information statement, Item 1 of the Form 10-K and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations—Executive Overview” of the Form 10-K and “Part I, Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview” of the Form 10-Q. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the proxy statement/prospectus-information statement, Item 1A of the Form 10-K and Part II, Item 1A of the Form 10-Q. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Summary Historical and Pro Forma Financial Data,” “Selected Financial Statement Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Ingersoll Rand Industrial Business” of the proxy statement/prospectus-information statement, Items 7 and 7A of the Form 10-K, and Part I, Items 2 and 3 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Information About the Ingersoll Rand Industrial Business—Properties” of the proxy statement/prospectus-information statement and Item 2 of the Form 10-K. Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Security Ownership of Gardner Denver Common Stock” of the proxy statement/prospectus-information statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections “Information About Gardner Denver—Directors and Executive Officers of Gardner Denver” of the proxy statement/prospectus-information statement and “Proposal No. 1—Election of Directors” of the Gardner Denver Proxy Statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Information About Gardner Denver—Compensation of Gardner Denver’s Directors and Executive Officers” and “The Transactions—Interests of Certain Persons in the Merger” of the proxy statement/prospectus-information statement, and “Executive Compensation” of the Gardner Denver Proxy Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “The Transactions—Interests of Certain Persons in the Merger,” “Information About Gardner Denver—Certain Relationships and Related Person Transactions” and “Information About Gardner Denver—Directors and Executive Officers of Gardner Denver” of the proxy statement/prospectus-information statement, and “Transactions with Related Persons” of the Gardner Denver Proxy Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section “Information About the Ingersoll Rand Industrial Business—Legal Proceedings” of the proxy statement/prospectus-information statement, Item 3 of the Form 10-K and Part II, Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Historical Market Price Data and Dividend Information,” “Description of Ingersoll Rand Industrial Capital Stock,” “Comparison of Rights of Stockholders Before and After the Merger” and “Proposals to be Acted Upon at the Gardner Denver Stockholder Meeting—Proposal 2—Equity Compensation Plan Information” of the proxy statement/prospectus-information statement, Item 5 and Item 12 of the Form 10-K. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On April 29, 2019, Ingersoll-Rand U.S. Holdco, Inc. issued 100 shares of its common stock to Ingersoll-Rand Global Holding Company Limited pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Ingersoll-Rand U.S. Holdco, Inc. did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “Comparison of Rights of Stockholders Before and After the Merger” and “Description of Ingersoll Rand Industrial Capital Stock” of the proxy statement/prospectus-information statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Indemnification of Officers and Directors” of Part II, Item 20 of the Registration Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section “Index to Financial Statements” and the financial statements referenced therein beginning on page F-1 of the proxy statement/prospectus-information statement, Item 8 of the Form 10-K and Part I, Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.
(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” and the financial statements referenced therein beginning on page F-1 of the proxy statement/prospectus-information statement, Item 8 of the Form 10-K and Part I Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1
Agreement and Plan of Merger, dated as of April 30, 2019, by and among Ingersoll-Rand plc, Gardner Denver Holdings, Inc., Ingersoll-Rand U.S. HoldCo, Inc. and Charm Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ingersoll-Rand plc on May 6, 2019)

2.2
Separation and Distribution Agreement, dated as of April 30, 2019, by and between Ingersoll-Rand plc and Ingersoll-Rand U.S. HoldCo, Inc. (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K filed by Ingersoll-Rand plc on May 6, 2019)

2.3
Form of Employee Matters Agreement, by and among Ingersoll-Rand plc, Ingersoll-Rand U.S. HoldCo, Inc. and Gardner Denver Holdings, Inc. (incorporated by reference to Exhibit C of Exhibit 2.2 to the Current Report on Form 8-K filed by Ingersoll-Rand plc on May 6, 2019)

2.4
Form of Tax Matters Agreement, by and among Ingersoll-Rand plc, Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Services Company, Ingersoll-Rand U.S. HoldCo, Inc. and Gardner Denver Holdings, Inc. (incorporated by reference to Exhibit B of Exhibit 2.2 to the Current Report on Form 8-K filed by Ingersoll-Rand plc on May 6, 2019)

2.5
Form of Real Estate Matters Agreement, by and between Ingersoll-Rand plc and Ingersoll-Rand U.S. HoldCo, Inc. (incorporated by reference to Exhibit D of Exhibit 2.2 to the Current Report on Form 8-K filed by Ingersoll-Rand plc on May 6, 2019)

2.6
Form of Intellectual Property Matters Agreement, by and among Ingersoll-Rand plc, Ingersoll-Rand U.S. HoldCo, Inc. and Gardner Denver Holdings, Inc. (incorporated by reference to Exhibit E of Exhibit 2.2 to the Current Report on Form 8-K filed by Ingersoll-Rand plc on May 6, 2019)

3.1	Certificate of Incorporation of Ingersoll-Rand U.S. HoldCo, Inc.
3.2	Bylaws of Ingersoll-Rand U.S. HoldCo, Inc.
21.1	List of Subsidiaries of Ingersoll-Rand U.S. HoldCo, Inc.
99.1	Proxy Statement/Prospectus-Information Statement of Gardner Denver Holdings, Inc.
99.2	Annual Report on Form 10-K of Gardner Denver Holdings, Inc. for the year ended December 31, 2018
99.3	Quarterly Report on Form 10-Q of Gardner Denver Holdings, Inc. for the quarterly period ended September 30, 2019
99.4	Definitive Proxy Statement on Schedule 14A of Gardner Denver Holdings, Inc.

A list of the exhibits, annexes and schedules to the Agreement and Plan of Merger follows:

Exhibit A	Separation and Distribution Agreement
Exhibit B	Certificate of Incorporation of the Surviving Corporation
Exhibit C	Voting Agreement
Exhibit D	Supply Agreement Term Sheet
Exhibit E	Tender Agreement Term Sheet

A list of the exhibits, annexes and schedules to the Separation and Distribution Agreement follows:

Exhibit A	Form of Transition Services Agreement
Exhibit B	Form of Tax Matters Agreement
Exhibit C	Form of Employee Matters Agreement
Exhibit D	Form of Real Estate Matters Agreement
Exhibit E	Form of Intellectual Property Matters Agreement
Exhibit F	Form of Trademark License Agreement
Schedule 1.1(59)	PFS Group
Schedule 2.1(a)	Plan of Reorganization
Schedule 2.2(a)(i)	SpinCo Assets
Schedule 2.2(a)(ii)	SpinCo Group
Schedule 2.2(a)(ix)	Excluded items on SpinCo Sites
Schedule 2.2(b)(i)	Excluded Assets
Schedule 2.3(b)(i)	Excluded Liabilities
Schedule 2.6(b)(iv)	Intercompany Contracts which are not being terminated
Schedule 2.8(a)(i)	Closing Working Capital
Schedule 2.13	IT Matters
Schedule 6.9(a)(ii)	Guarantees

A list of the exhibits, annexes and schedules to the Form of Transition Services Agreement follows:

Exhibit A	Services Schedule
Exhibit B	Excluded Services
Exhibit C	Annual Cost Caps Schedule

A list of the exhibits, annexes and schedules to the Form of Employee Matters Agreement follows:

Schedule 2.01(b)(ii)	Assumed Contractor Agreements
Schedule 3.01(a)	SpinCo Employees
Schedule 3.03(c)	Pension Asset Transfer Methodology
Schedule 3.06(c)	Nonqualified Plan
Schedule 3.11(c)	Ordinary Severance Guidelines

A list of the exhibits, annexes and schedules to the Form of Intellectual Property Matters Agreement follows:

Exhibit A1	Patent Assignment Agreement
Exhibit A2	Trademark Assignment Agreement
Exhibit A3	Domain Name Assignment Agreement
Exhibit A4	Invention Disclosure Assignment Agreement
Schedule A	SpinCo Patents
Schedule B	SpinCo IDs
Schedule C	SpinCo Trademarks
Schedule D	SpinCo Domain Names
Schedule E	Moon IP
Schedule F	Moon Trademarks

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Ingersoll-Rand U.S. HoldCo, Inc.

By:	/s/ Evan M. Turtz
	Name:	Evan M. Turtz
	Title:	President and Secretary

Date: December 30, 2019